Exhibit 99.1

INTERVAL LEISURE GROUP REPORTS FIRST QUARTER 2012 RESULTS

MIAMI, May 08, 2012 (BUSINESS WIRE) - Interval Leisure Group (Nasdaq: IILG) (“ILG”) today announced results for the three months ended March 31, 2012.

FIRST QUARTER 2012 HIGHLIGHTS

•                  Earnings per share of $0.27 vs. $0.23 in the prior year.

•                  ILG consolidated revenue increased by 8.3% year over year.

•                  Membership and Exchange segment revenue increased 4.6%

•                  Management and Rental segment revenue is up 25.7%. Excluding pass-through revenue, Management and Rental segment revenue is up 39.3%.

•                  Total active Interval Network members increased by 1.5%.

•                  Average revenue per member increased by 4.4%.

•                  Adjusted EBITDA increased by 7.8%.

•                  Free cash flow was $34.5 million, an increase of $8.0 million or 30.3%.

“Interval Leisure Group started 2012 with success at every level.  ILG’s consolidated revenue increased by 8.3%, which was driven by an improvement of 4.6% in Membership and Exchange and 25.7% in Management and Rental.  This incremental topline growth reflects a meaningful contribution from Interval International’s new products and services, strong results at Aston and Trading Places and the addition of Vacation Resorts International, our most recent acquisition.  Average revenue per Interval Network member is at a five-year high, while Platinum membership and Club Interval Gold products are being adopted by our developer clients at an impressive rate,” said Craig M. Nash, Chairman, President and Chief Executive Officer of Interval Leisure Group. “The shared ownership industry is seeing signs of renewed optimism as new capital returns to the market and the number of tours by prospective buyers is increasing.”

Financial Summary & Operating Metrics (in millions, except per share amounts and percentages)

	Three Months Ended March 31,		Quarter Over Quarter
Metrics	2012	2011	Change
Revenue	$126.7	$117.0	8.3%
Membership and Exchange revenue	$100.9	$96.4	4.6%
Management and Rental revenue	$25.8	$20.6	25.7%
Gross profit	$83.9	$79.5	5.6%
Net income attributable to common stockholders	$15.2	$13.2	15.4%
Diluted EPS	$0.27	$0.23	17.4%
Adjusted EBITDA*	$47.8	$44.4	7.8%

Balance sheet data	March 31, 2012	December 31, 2011
Cash and cash equivalents	$179.9	$195.5
Debt	$335.8	$340.1

	Three Months Ended March 31,		Quarter Over Quarter
Cash flow data	2012	2011	Change
Net cash provided by operating activities	$37.6	$29.4	27.9%
Free cash flow*	$34.5	$26.5	30.3%

* “Adjusted EBITDA” and “Free cash flow” are non-GAAP measures as defined by the Securities and Exchange Commission (the “SEC”). Please see “Presentation of Financial Information,” “Glossary of Terms” and “Reconciliations of Non-GAAP Measures” below for an explanation of non-GAAP measures used throughout this release.

DISCUSSION OF RESULTS

First Quarter 2012 Consolidated Operating Results

Consolidated revenue for the first quarter ended March 31, 2012 was $126.7 million, an increase of 8.3% from $117.0 million for the first quarter of 2011.

Net income for the three months ended March 31, 2012 was $15.2 million, an increase of 15.4% from net income of $13.2 million for the same period of 2011. The year over year increase in net income reflects a $3.2 million increase in operating income resulting from higher gross profit in the quarter, partly offset by unfavorable non-operating foreign currency fluctuations of $1.3 million. First quarter 2012 diluted earnings per share was $0.27 compared to diluted earnings per share of $0.23 for the same period of 2011.

Adjusted EBITDA (defined below) was $47.8 million for the quarter ended March 31, 2012, compared to Adjusted EBITDA of $44.4 million for the same period of 2011.  Adjusted EBITDA for the quarter excludes the impact of $3.1 million in non-cash compensation as well as other non-operating expenses primarily consisting of a non-operating foreign currency exchange net loss of $2.2 million.

Business Segment Results

Membership and Exchange

Membership and Exchange segment revenue for the three months ended March 31, 2012 was $100.9 million, an increase of 4.6% from the comparable period in 2011.

For the first quarter of 2012, transaction revenue was $61.2 million, an increase of 8.5%, and membership revenue of $32.6 million was consistent with the same period in 2011.

Total active members at March 31, 2012 were approximately 1,845,000, an increase of 1.5% from March 31, 2011.  Average revenue per member for the first quarter of 2012 was $52.32, an increase of 4.4% from the first quarter of 2011.  During the first quarter of 2012, Interval affiliated 25 vacation ownership resorts in domestic and international markets.

Membership and Exchange segment Adjusted EBITDA was $43.5 million in the first quarter, an increase of 5.1% from the first quarter 2011. Membership and Exchange segment Adjusted EBITDA reflects an improvement in segment revenue and excludes $2.2 million of non-operating foreign exchange net losses.

Management and Rental

Management and Rental segment revenue for the three months ended March 31, 2012, was $25.8 million, including $12.4 million of management fee and rental revenue (defined below). Year-over-year, management fee and rental revenue grew by 39.3%. The improvement was primarily driven by management fee and rental revenue due to the acquisition of Vacation Resorts International (VRI), increased revenue from Trading Places (TPI) and improvement in revenue per available room (“RevPAR”) at Aston. Aston RevPAR for the quarter ended March 31, 2012 was $143.75 compared to $126.25 for the same period in 2011, resulting from a 9.1% higher average daily rate (ADR) and a 4.3% improvement in occupancy rates during the quarter.

In the first quarter of 2012, Management and Rental segment Adjusted EBITDA was $4.3 million, an increase of 46.1% from the prior year period.

Capital Resources and Liquidity

As of March 31, 2012, ILG’s cash and cash equivalents totaled $179.9 million, compared to $195.5 million as of December 31, 2011. The Company’s total debt outstanding was $335.8 million, net of unamortized bond discount, as of March 31, 2012. During the current quarter, the Company made a $5.0 million voluntary prepayment of principal on its term loan.

On or after September 1, 2012, we are able to redeem ILG’s senior notes, in whole or in part, at a redemption price equal to 100% of the principal amount plus accrued and unpaid interest. Given the current favorable interest rate environment, it is our intention to call and refinance these senior notes. ILG is currently evaluating options with respect to how and when to effectuate this transaction.

For the first quarter of 2012, ILG’s capital expenditures totaled $3.1 million, or 2.5% of revenue, net cash provided by operating activities was $37.6 million and free cash flow (defined below) was $34.5 million. Total interest paid during the first quarter was $14.6 million.

PRESENTATION OF FINANCIAL INFORMATION

ILG management believes that the presentation of non-generally accepted accounting principles (non-GAAP) financial measures, including, among others, EBITDA, Adjusted EBITDA and free cash flow, serves to enhance the understanding of ILG’s performance. These non-GAAP financial measures should be considered in addition to and not as substitutes for, or superior to, measures of financial performance prepared in accordance with generally accepted accounting principles (GAAP). In addition, Adjusted EBITDA (with certain additional add-backs) is used to calculate compliance with certain financial covenants in ILG’s credit agreement. Management believes that these non-GAAP measures improve the transparency of our disclosures, provide meaningful presentations of our results from our business operations excluding the impact of certain items not related to our core business operations and improve the period to period comparability of results from business operations. These measures may also be useful in comparing our results to those of other companies; however, our calculations may differ from the calculations of these measures used by other companies. More information about the non-GAAP financial measures, including reconciliations of GAAP results to the non-GAAP measures, is available in the financial tables that accompany this press release.

CONFERENCE CALL

ILG will host a conference call today at 4:30 p.m. Eastern Daylight Time to discuss its results for the first quarter 2012, with access via the Internet and telephone. Investors and analysts may participate in the live conference call by dialing (866) 383-8003 (toll-free domestic) or (617) 597-5330 (international); participant pass code: 69813700. Please register at least 10 minutes before the conference call begins. A live webcast of the conference call will be available on the Investor Relations section of ILG’s website at www.iilg.com. The replay can be accessed at (888) 286-8010 (toll-free domestic) or (617) 801-6888 (international); pass code: 75838042. The webcast will be archived on ILG’s website for 90 days after the call.

ABOUT INTERVAL LEISURE GROUP

Interval Leisure Group (ILG) is a leading global provider of membership and leisure services to the vacation industry. Headquartered in Miami, Florida, ILG has more than 3,500 employees worldwide.

The company’s primary business segment is Membership and Exchange, which offers travel and leisure related products and services to about 2 million member families who are enrolled in various programs. Interval International, the segment’s principal business, has been a leader in vacation ownership exchange since 1976. With offices in 15 countries, it operates the Interval Network of approximately 2,700 resorts in more than 75 nations. ILG delivers additional opportunities for vacation ownership exchange through its Trading Places International (TPI) and Preferred Residences networks.

ILG also has a Management and Rental business segment that includes Aston Hotels & Resorts, Vacation Resorts International, and TPI. These businesses provide hotel, condominium resort, timeshare resort, and homeowners’ association management, as well as rental services, to travelers and owners at more than 200 vacation properties, resorts and club locations throughout North America.

More information about the Company is available at www.iilg.com.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, relating to: our future financial performance, our business prospects and strategy, anticipated financial position, liquidity and capital needs and other similar matters. These forward-looking statements are based on management’s current expectations and assumptions about future events, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict.

Actual results could differ materially from those contained in the forward-looking statements included herein for a variety of reasons, including, among others: adverse trends in economic conditions generally or in the vacation ownership, vacation rental and travel industries; adverse changes to, or interruptions in, relationships with third parties; lack of available financing for, or insolvency or consolidation of developers; decreased demand from prospective purchasers of vacation interests; travel related health concerns; changes in our senior management; regulatory changes; our ability to compete effectively and successfully introduce new products and services; the effects of our significant indebtedness and our compliance with the terms thereof; adverse events or trends in key vacation destinations; business interruptions in connection with our technology systems; ability of managed homeowners associations to collect sufficient maintenance fees; third parties not repaying advances or extensions of credit; loss of the management contract for one of Aston’s largest managed properties; and our ability to expand successfully in international markets and manage risks specific to international operations. Certain of these and other risks and uncertainties are discussed in our filings with the SEC. Other unknown or unpredictable factors that could also adversely affect our business, financial condition and results of operations may arise from time to time. In light of these risks and uncertainties, the forward-looking statements discussed in this release may not prove to be accurate. Accordingly, you should not place undue reliance on these forward-looking statements, which only reflect the views of our management as of the date of this press release. Except as required by applicable law, ILG does not undertake to update these forward-looking statements.

INTERVAL LEISURE GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

	Three Months Ended
	March 31,
	2012	2011

Revenue	$126,739	$116,983
Cost of sales	42,791	37,523
Gross profit	83,948	79,460
Selling and marketing expense	13,773	13,832
General and administrative expense	25,426	24,315
Amortization expense of intangibles	7,043	6,813
Depreciation expense	3,306	3,290
Operating income	34,400	31,210
Other income (expense):
Interest income	426	121
Interest expense	(8,564)	(8,966)
Other income (expense), net	(2,473)	(1,160)
Total other expense, net	(10,611)	(10,005)
Earnings before income taxes and noncontrolling interest	23,789	21,205
Income tax provision	(8,560)	(8,007)
Net income	15,229	13,198
Net loss attributable to noncontrolling interest	(4)	(3)
Net income attributable to common stockholders	$15,225	$13,195

Earnings per share attributable to common stockholders:
Basic	$0.27	$0.23
Diluted	$0.27	$0.23
Weighted average number of common stock outstanding:
Basic	56,089	57,188
Diluted	56,676	58,084
Dividends declared per share of common stock	$0.10	$—

INTERVAL LEISURE GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 31, 2012	December 31, 2011

ASSETS
Cash and cash equivalents	$179,885	$195,517
Deferred membership costs	12,484	12,461
Prepaid income taxes	—	2,245
Other current assets	97,984	75,416
Total current assets	290,353	285,639
Goodwill and intangible assets, net	620,450	586,796
Deferred membership costs	13,736	13,331
Other non-current assets	99,465	90,556
TOTAL ASSETS	$1,024,004	$976,322

LIABILITIES AND EQUITY
LIABILITIES:
Accounts payable, trade	$14,251	$11,905
Deferred revenue	110,572	91,214
Current portion of long-term debt	13,659	—
Other current liabilities	91,445	74,891
Total current liabilities	229,927	178,010
Long-term debt	322,131	340,113
Deferred revenue	120,208	119,772
Other long-term liabilities	88,710	89,323
Redeemable noncontrolling interest	424	419
TOTAL STOCKHOLDERS’ EQUITY	262,604	248,685
TOTAL LIABILITIES AND EQUITY	$1,024,004	$976,322

INTERVAL LEISURE GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Three Months Ended March 31,
	2012	2011

Cash flows from operating activities:
Net income	$15,229	$13,198
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization expense of intangibles	7,043	6,813
Amortization of debt issuance costs	424	472
Depreciation expense	3,306	3,290
Accretion of original issue discount	677	610
Non-cash compensation expense	3,077	3,046
Non-cash interest expense	109	12
Non-cash interest income	(190)	—
Deferred income taxes	(526)	108
Excess tax benefits from stock-based awards	(2,127)	(1,218)
Gain on disposal of property and equipment	(230)	—
Changes in assets and liabilities	10,838	3,083
Net cash provided by operating activities	37,630	29,414
Cash flows from investing activities:
Acquisition, net of cash acquired	(39,963)	—
Capital expenditures	(3,107)	(2,910)
Investment in financing receivables	(9,480)	—
Payments received on financing receivables	1,318	—
Proceeds from disposal of property and equipment	230	—
Net cash used in investing activities	(51,002)	(2,910)
Cash flows from financing activities:
Principal payments on term loan	(5,000)	(5,000)
Other, net	(1,067)	(817)
Net cash used in financing activities	(6,067)	(5,817)
Effect of exchange rate changes on cash and cash equivalents	3,807	3,139
Net increase (decrease) in cash and cash equivalents	(15,632)	23,826
Cash and cash equivalents at beginning of period	195,517	180,502
Cash and cash equivalents at end of period	$179,885	$204,328

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest, net of amounts capitalized	$14,646	$14,823
Income taxes, net of refunds	$1,165	$536
Other non-cash item:
Dividends declared and unpaid	$5,849	$—

OPERATING STATISTICS

	Three Months Ended March 31,
	2012	% Change	2011
Membership and Exchange
Total active members at end of period (000’s)	1,845	1.5%	1,818
Average revenue per member	$52.32	4.4%	$50.13

Management and Rental
Available room nights (000’s)	369	(1.9)%	376
RevPAR	$143.75	13.9%	$126.25

ADDITIONAL DATA

	Three Months Ended March 31,
	2012	% Change	2011
	(Dollars in thousands)
Membership and Exchange
Transaction revenue	$61,151	8.5%	$56,377
Membership fee revenue	32,599	0.0%	32,590
Ancillary member revenue	1,991	0.7%	1,978
Total member revenue	95,741	5.3%	90,945
Other revenue	5,166	(5.8)%	5,483
Total revenue	$100,907	4.6%	$96,428

Management and Rental
Management fee and rental revenue	$12,433	39.3%	$8,927
Pass-through revenue	13,399	15.2%	11,628
Total revenue	$25,832	25.7%	$20,555
Management and Rental gross margin	31.6%	14.5%	27.6%
Management and Rental gross margin without Pass-through Revenue	65.7%	3.3%	63.6%

RECONCILIATIONS OF NON-GAAP MEASURES

	Three Months Ended March 31,
	2012	% Change	2011
	(Dollars in thousands)

Net cash provided by operating activities	$37,630	27.9%	$29,414
Less: Capital expenditures	(3,107)	6.8%	(2,910)
Free cash flow	$34,523	30.3%	$26,504

	Three Months Ended March 31,
	2012			2011
	Membership and Exchange	Management and Rental	Consolidated	Membership and Exchange	Management and Rental	Consolidated
	(Dollars in thousands)

Adjusted EBITDA	$43,511	$4,315	$47,826	$41,405	$2,954	$44,359
Non-cash compensation expense	(2,808)	(269)	(3,077)	(2,760)	(286)	(3,046)
Other non-operating expense, net	(2,324)	(149)	(2,473)	(1,031)	(129)	(1,160)
EBITDA	38,379	3,897	42,276	37,614	2,539	40,153
Amortization expense of intangibles	(5,420)	(1,623)	(7,043)	(5,424)	(1,389)	(6,813)
Depreciation expense	(3,063)	(243)	(3,306)	(3,027)	(263)	(3,290)
Less: Other non-operating expense, net	2,324	149	2,473	1,031	129	1,160
Operating income	$32,220	$2,180	34,400	$30,194	$1,016	31,210
Interest income			426			121
Interest expense			(8,564)			(8,966)
Other non-operating expense, net			(2,473)			(1,160)
Income tax provision			(8,560)			(8,007)
Net income			15,229			13,198
Net income attributable to noncontrolling interest			(4)			(3)
Net income attributable to common stockholders			$15,225			$13,195

GLOSSARY OF TERMS

Ancillary Member Revenue - Other Interval Network member related revenue including insurance and travel related services.

Available Room Nights - Number of nights available for rental by Aston at managed vacation properties during the period, which excludes all rooms under renovation.

Average Revenue per Member - Membership fee revenue, transaction revenue and ancillary member revenue for the Interval Network for the applicable period, divided by the monthly weighted average number of Interval Network active members during the applicable period.

EBITDA - Net income excluding, if applicable: (1) interest income and interest expense, (2) income taxes, (3) depreciation expense, and (4) amortization expense of intangibles.

Adjusted EBITDA - EBITDA, excluding, if applicable: (1) non-cash compensation expense, (2) goodwill and asset impairments and (3) other non-operating income and expense. The Company’s presentation of Adjusted EBITDA may not be comparable to similarly-titled measures used by other companies.

Free Cash Flow - Cash provided by operating activities less capital expenditures.

Gross Lodging Revenue - Total room revenue collected from all Aston-managed occupied rooms during the period.

Management Fee and Rental Revenue — Represents revenue earned by our Management and Rental segment exclusive of pass-through revenue.

Pass-through Revenue - Represents the compensation and other employee-related costs directly associated with management of the properties and homeowner associations that are included in both revenue and cost of sales and that are passed on to the property owners and homeowner associations without mark-up. Management believes presenting gross margin without these expenses provides management and investors a relevant period-over-period comparison.

RevPAR - Gross Lodging Revenue divided by Available Room Nights during the period for Aston.

Total Active Members - Active members of the Interval Network as of the end of the period. Active members are members in good standing that have paid membership fees and any other applicable charges in full as of the end of the period or are within the allowed grace period.

Transaction Revenue — Interval Network transactional and service fees paid primarily for exchanges, Getaways, and reservation servicing.

SOURCE: Interval Leisure Group

Interval Leisure Group

Investor Contact:

Jennifer Klein, Investor Relations,

305-925-7302

Jennifer.Klein@iilg.com

Or

Media Contact:

Christine Boesch, Corporate Communications,

305-925-7267

Chris.Boesch@intervalintl.com